                                                                   EXHIBIT 32.02

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of PDF Solutions, Inc. (the "Company") on Form 10-Q for the quarter ended September 30, 2004 as filed with the Securities and Exchange Commission on November 9, 2004 (the "Report"), I, P. Steven Melman, Chief Financial Officer and Vice President of Finance and Administration of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



                                            /s/ P. STEVEN MELMAN
                              --------------------------------------------------
                                               P. Steven Melman
                                  Chief Financial Officer and Vice President
                                          of Finance and Administration
                                          (Principal Financial Officer)


Date: November 9, 2004